As filed with the Securities and Exchange Commission on August 20, 2021

Registration No. 333-216672

Registration No. 333-239914

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 (No. 333-216672)

Post-Effective Amendment No. 1 (No. 333-239914)

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Orbital Energy Group, Inc.

(Exact name of registrant as specified in its Charter)

Colorado                                                                         84-1463284

(State or jurisdiction                                                               (I.R.S. Employer

of incorporation or                                                               Identification No.)

organization)

1924 Aldine Western

Houston, Texas 77038

(832) 467‑1420

(Address and Telephone Number of Principal

Executive Offices)

James F. O’Neil, Chief Executive Officer

Orbital Energy Group, Inc.

1924 Aldine Western

Houston, Texas 77038.

(832) 467-1420

(Name, Address and Telephone Number of Agent for Service)

Copies of all communications to:

Michael T. Cronin, Esq.

Johnson, Pope, Bokor, Ruppel & Burns, LLP

911 Chestnut Street,

Clearwater, Florida 33756

Telephone: (727) 461-1818

Facsimile: (727) 462-0365

(Issuer's Counsel)

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

DEREGISTRATION OF SECURITIES

Orbital Energy Group, Inc. (the “Company”) is filing these post-effective amendments (the “Post-Effective Amendments”) to the following Registration Statements on Form S-3, which have been previously filed with the Securities and Exchange Commission, to deregister:

●

Any and all shares of the Company’s securities registered, but unsold as of the date hereof under Registration Statement File No. 333-216672, filed with the Securities and Exchange Commission (“Commission”) on March 14, 2017 (“2017 Registration Statement”), as amended by Pre-Effective Amendment No. 1 to the 2017 Registration Statement filed with the Commission on March 17, 2017, and as further amended by Pre-Effective Amendment No. 2 to the 2017 Registration Statement filed with the Commission on March 20, 2017. The 2017 Registration Statement, as amended, was declared effective by the Commission on March 29, 2017.

●

Any and all shares of the Company’s securities registered, but unsold as of the date hereof under Registration Statement File No. 333-239914 filed with the Commission (“Commission”) on July 17, 2020 (“2020 Registration Statement”). The 2020 Registration Statement, as amended, was declared effective by the Commission on September 2, 2020.

The Company’s contractual obligation to maintain the registration of the foregoing shares has terminated. Accordingly, and pursuant to the Company’s undertakings in the foregoing 2017 and 2020 Registration Statements, the Company is filing the Post-Effective Amendments to terminate the effectiveness of the 2017 and 2020 Registration Statements and to remove and withdraw from registration all of the shares of the Company’s securities covered by the 2017 and 2020 Registration Statements that remain unsold as of the filing date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, Texas on August 16, 2021.

Orbital Energy Group, Inc.

Signature		Title	Date

By	/s/ James F. O'Neil	CEO/Principal Executive	August 16, 2021
	James F. O'Neil	Officer/Director

By	/s/ Daniel N. Ford	CFO/ Principal Financial	August 16, 2021
	Daniel N. Ford	and Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

By /s/ James F. O'Neil	CEO/Principal Executive	August 16, 2021
James F. O'Neil	Officer/Director

By /s/ William J. Clough	Executive Chairman/Chief	August 16, 2021
William J. Clough	Legal Counsel/Director

By /s/ Daniel N. Ford	CFO/ Principal Financial	August 16, 2021
Daniel N. Ford	and Accounting Officer

By /s/ C. Stephen Cochennet	Director	August 16, 2021
C. Stephen Cochennet

By /s/ Corey A. Lambrecht	Director	August 16, 2021
Corey A. Lambrecht

By /s/ Sean P. Rooney	Director	August 16, 2021
Sean P. Rooney

By /s/ Sarah Tucker	Director	August 16, 2021
Sarah Tucker

By /s/ Paul D. White	Director	August 16, 2021
Paul D. White

By /s/ Paul T. Addison	Director	August 16, 2021
Paul T. Addison

By /s/ Jerry Sue Thornton	Director	August 16, 2021
Jerry Sue Thornton

By /s/ La Forrest V. Williams	Director	August 16, 2021
La Forrest V. Williams